Exhibit 10.2

REVIUM RX

GLOBAL SHARE INCENTIVE PLAN (2021), AS AMENDED BY THE PLAN AMENDMENT

AWARD AGREEMENT

FOR OPTIONS GRANTED UNDER SECTION 102(b)(2)

OF THE ISRAELI INCOME TAX ORDINANCE

TO EMPLOYEES, OFFICERS OR DIRECTORS

AS 102 CAPITAL GAINS TRACK OPTIONS

The undersigned, ____________________ (the “Participant”) is hereby granted by the Board of Directors of Revium Rx (the “Company”) the following options (the “Options”) to purchase shares of common stock of the Company, par value US$ 0.001 per share (the “Shares”), subject to the terms and conditions of the Revium Rx Global Share Incentive Plan (2021), as subsequently amended, including the Appendix for Israeli Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires) and this Award Agreement (the “Agreement”), as follows:

Type of Options:
Total Number of Shares covered by this Option Grant:
Exercise Price Per Share:
Date of Option Grant:
Options Expiration Date:
Vesting Commencement Date
Vesting Schedule:
Special Terms (if any):

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings as ascribed to them in Plan. This grant is contingent upon the Participant’s execution of the Agreement.

1. Grant of Options.

The Board of Directors of Revium Rx hereby grants to the Participant Options to purchase the number of Shares set forth in the table above (the “Grant Table”), at the exercise price per Share set forth in the Grant Table (the “Exercise Price”), and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961, the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and the Trustee. The Options are granted as a 102 Capital Gains Track Grant. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. However, the Grant Table sets out specific terms for the Participant hereunder and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2. Issuance of Options.

2.1 The Options will be registered in the name of the Trustee as required by law to qualify under Section 102, for the benefit of the Participant. The Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

2.2 The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Israeli Appendix. It is acknowledged that as long as the Shares are held by the Trustee, the Trustee shall be the registered shareholder of the Shares and hold such Shares for the benefit of the Participant. The Trustee shall vote the Shares in accordance with the instructions of the Board of Directors, or any individual designated by the Board of Directors for that purpose.

2.3 The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted to him thereunder.

2.4 The Participant hereby confirms that s/he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

3. Non-Transferability of Options and Shares.

3.1 Non-Transferability of the Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only. The transfer of the Options is further limited as set forth in the Plan.

3.2 Non-Transferability of Shares. The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 6 below.

4. Period of Exercise.

4.1 Term of the Options. The Options may be exercised in whole or in part once vested at any time for a period of ten (10) years from the Date of Grant unless otherwise explicitly stated in the Grant Table, subject to Section 4.2 below. The Date of Grant, the vesting dates and the dates at which the Options are exercisable are set out in the Grant Table.

4.2 Termination of the Options. The Options shall terminate as set forth in the Plan. The Options may be exercised following termination of the Participant’s relation as a Service Provider solely in accordance with the provisions of Section 10 of the Plan, unless otherwise explicitly stated in the Grant Table.

5. Exercise of Option Award.

5.1 The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in the form attached hereto as Exhibit A, or in such other form as the Company and/or the Trustee may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan. The Administrator, in its sole discretion, may determine that the payment of the exercise price can be made by the Participant based on a cashless exercise or net exercise arrangement, subject to obtaining and in accordance with the terms of any tax ruling (as required) from the ITA.

5.2 In connection with the issuance of Shares upon the exercise of the Options (or any part thereof), the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Corporate Charter and/or the Trustee.

5.3 After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

5.4 The Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Participant’s behalf by the Trustee. In the event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, provided that the Participant first complies with the provisions of Section 7 below. In the event that the Participant elects to have the Shares transferred to the Participant without selling such Shares, the Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

6. Market Stand-Off.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6.

7. Taxes.

7.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

7.2 The Company does not represent or undertake that an Award will qualify for or comply with the requisites of any particular tax treatment (such as the “capital gains track” under Section 102), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed not to qualify for any particular tax treatment.

7.3 THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS OR TRANSFERRING THE SHARES.

8. Securities Laws

8.1.  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.2 Legends. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF THE APPLICABLE JURISDICTION, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

9.  Adjustments upon Certain Transactions

In the event of a Transaction, the provisions of Section 11.2 of the Plan will apply, unless otherwise explicitly provided in the Grant Table.

10. Data Privacy

The Participant hereby explicitly consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company, the Trustee and their parent, subsidiaries and affiliates for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Participant is not obligated under law to provide any information or consent to the collection, use and transfer of any Data. However, without such consent participation in the Plan may not be possible. The Participant understands that the Company may hold, collect and produce certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including the Trustee. The Participant understands that the recipients of the Data may be located in Israel, the United States of America, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant hereby authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, including further transfers, for the purpose of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be necessary or appropriate to the Trustee, a broker, escrow agent or other third party with whom the Shares acquired upon exercise of the Options may be deposited.

11. Miscellaneous.

11.1 Continuance of Employment. The Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted these Options or acquiring Shares hereunder). The Participant further acknowledges and agrees that in the event that the Participant ceases to be a Service Provider, the unvested portion of his/her Options shall not vest and shall not become exercisable. The Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with the Participant’s right or the right of the Company or its Affiliate to terminate the Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to the Participant in the future.

11.2 Entire Agreement. This Agreement, together with the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or the Plan.

11.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

* * *

By the signature of the Participant and the signature of the Company’s representative below, the Participant and the Company agree that the Options are granted under and governed by (i) this Award Agreement, (ii) the Plan (including the Appendix for Israeli Taxpayers), a copy of which has been provided to the Participant or made available for his/her review, (iii) Sections 102(b)(2) and 102(b)(3) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to the Participant or made available for his/her review. Furthermore, by the Participant’s signature below, the Participant agrees that the Options shall be issued to the Trustee to hold on the Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.

In addition, by his/her signature below, the Participant confirms that he/she is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsections (b)(2) and (b)(3) thereof, and agrees that he/she shall not require the Trustee to release the Options or Shares to him/her, or to sell the Options or Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

[Signature page follows]

In Witness Whereof, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Participant has executed this Award Agreement as of the Date of Grant.

Revium Rx		Participant
By:

Name:
Title:	CEO

EXHIBIT A

EXERCISE NOTICE

Revium Rx

Attention: [Chief Financial Officer/ Chief Executive Officer]

1. Options. I have been granted options (the “Options”) to purchase shares of common stock of Revium Rx. (the “Company”), par value US$ 0.001 per share (the “Shares”) pursuant to the Revium Rx. Global Share Incentive Plan (2021) and the Appendix thereto for Israeli Taxpayers (the “Plan”) and the Award Agreement (the “Award Agreement”), as follows:

Date of Option Grant:
Number of Shares subject to the Options:
Exercise Price per Share:	US$

2. Exercise of Options. I hereby elect to exercise the Options to purchase the following number of Shares, all of which are vested in accordance with the Notice and the Award Agreement:

Total Number of Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$

3. Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Award Agreement:

Cash:	US$
Check:	US$

Cashless exercise or net exercise (subject to obtaining and in accordance with the terms of any tax ruling (as required) from the ITA)
Circle the method of payment/exercise above

4. Tax Withholding. I explicitly acknowledge Section 7 of the Award Agreement, with respect to its bearing of any tax consequences in connection to the Options, and the exercise thereof, and without limitation hereby authorize payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Options, all as more completely described in the Award Agreement and Plan.

5. The Participant’s Information.

The Participant’s address is:
The Participant’s ID Number is:

6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Award Agreement and the Trust Agreement between the Company and the Trustee, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7. Transfer. I understand and acknowledge that the Shares have not been registered for sale to the public and that consequently the Shares must be held indefinitely unless they are subsequently registered in accordance with applicable securities laws or unless such registration is not required in the opinion of legal counsel satisfactory to the Company. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I understand and agree that I may be subject to certain restrictions and limitations, and may be required to execute certain documents, in connection with the offering of Shares to the public, as a result of applicable law, regulations, the rules of any public exchange and/or underwriter requirements, and hereby undertakes to abide by any and all such requirements, restrictions and limitations.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN AND THE COMPANY’S CORPORATE CHARTER, AND PARTICULARLY THOSE RESTRICTIONS IMPOSED IN THE FRAMEWORK OF SECTION 102(B)(2) OF THE ISRAELI INCOME TAX ORDINANCE.

I understand that I am purchasing the Shares pursuant to the terms of the Plant and the Award Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
Print Name
Dated:

Receipt of the above is hereby acknowledged.

Revium Rx

By:
Title:
Date: